Exhibit 31       Rule 13a-14(d) Certification



                                            CERTIFICATION

I, Thomas G. Lehmann, President of Washington Mutual Mortgage Securities Corp., certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Washington Mutual MSC Mortgage Pass-Through Certificates, Series 2005-RA1;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated third parties acting as servicers and sub-servicers:



Bank of America Mortgage, BankUnited FSB, Cendant Mortgage Corporation nka PHH Mortgage Corporation, Central Mortgage Company, Chase Manhattan Mortgage
Corporation, Countrywide Home Loans Inc, Fidelity Bank, First Chicago NBD Mortgage Company nka JP Morgan Chase & Company, First Horizon Home Loans, GMAC Mortgage Corporation, Guaranty Residential Lending Inc, Litton Loan Servicing LP, National City Mortgage, Old Kent Bank Mortgage Company nka Fifth Third Bank, Suntrust Mortgage Inc, VNB Mortgage Services Inc, Wells Fargo
Home Mortgage Inc, Wendover Financial Services Corporation



Dated: March 30, 2006

                                     /s/ Thomas G. Lehmann
                                     ----------------------------------------
                                     Thomas G. Lehmann,
                                     President